                                               AMENDED AND RESTATED
                                                 INVESTMENT ADVISORY AGREEMENT

         AMENDED  AND  RESTATED  INVESTMENT  ADVISORY  AGREEMENT  made as of the 1st day of January,  2001,  by and between OPPENHEIMER ENTERPRISE FUND (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

         WHEREAS, the Fund is an open-end,  diversified  management  investment company registered as such with the
Securities  and  Exchange  Commission  (the  "Commission")  pursuant  to the  Investment  Company  Act of 1940 (the
"Investment Company Act"), and OFI is a registered investment adviser;

                 WHEREAS,  the Fund and OFI (formerly named  Oppenheimer  Management  Corporation)  entered into an
Investment Advisory Agreement dated November 7, 1995;

                 WHEREAS,  the Fund and OFI  agreed,  per a  resolution  of the Fund's  Board of  Trustees  adopted
December 14, 2000, to reduce the Fund's management fee on assets in excess of $1.5 billion;

         NOW,  THEREFORE,  in  consideration  of the mutual  promises and covenants  hereinafter  set forth,  it is agreed by and between the parties, as follows:

1.       General Provision.

         The Fund hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter  set forth.  OFI shall, in all matters, give to the Fund and its Board of Trustees the benefit of its best  judgment,  effort,  advice and  recommendations and shall,  at all times  conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the Investment  Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law;  (iii) the  provisions  of the  Declaration  of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and  determinations of the Board of Trustees of the Fund; (v) the fundamental  policies and investment  restrictions of the Fund as reflected in its  registration  statement under the Investment  Company
Act or as such  policies may, from time to time,  be amended by the Fund's  shareholders;  and (vi) the  Prospectus and Statement of  Additional  Information  of the Fund in effect from time to time.  The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for consultation  with any of the Trustees and officers of the Fund with respect to any matters  dealing with the business and affairs of the Fund  including the valuation of any of the Fund's  portfolio  securities  which are either not registered for public sale or not being traded on any securities market.

2.       Investment Management.

         (a) OFI shall,  subject to the  direction  and  control by the Fund's  Board of  Trustees,  (i)  regularly provide  investment advice and  recommendations  to the Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously  the investment  program of the Fund and the composition  of its portfolio  and  determine  what  securities  shall be purchased or sold by the Fund;  and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

         (b)  Provided  that the Fund shall not be required to pay any  compensation  other than as provided by the terms of this  Agreement  and  subject to the  provisions  of  paragraph  "7"  hereof,  OFI may  obtain  investment information,  research or assistance from any other person, firm or corporation to supplement,  update or otherwise improve its investment management services.

         (c) Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties,  or reckless  disregard of its obligations and duties under the
Agreement,  OFI  shall  not be liable  for any loss  sustained  by reason  of good  faith  errors or  omissions  in connection with any matters to which this Agreement relates.

         (d) Nothing in this Agreement shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or corporation  and shall not in any way limit or restrict OFI or any of its directors, officers or employees  from  buying,  selling or trading any  securities  for its own account or for the account of others for whom it or they may be acting,  provided that such  activities  will not  adversely  affect or otherwise impair  the  performance  by OFI of its duties  and  obligations  under  this  Agreement  and under the  Investment
Advisers Act of 1940.

3.       Other Duties of OFI.

         OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and clerical personnel  as shall be  required  to  provide  effective  corporate  administration  for the  Fund,  including  the compilation  and  maintenance  of such records with respect to its  operations as may  reasonably be required;  the preparation  and filing of such reports with respect  thereto as shall be required by the  Commission;  composition of  periodic  reports  with  respect to its  operations  for the  shareholders  of the Fund;  composition  of proxy materials for meetings of the Fund's  shareholders  and the composition of such  registration  statements as may be required by federal  securities  laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.       Allocation of Expenses.

         All other costs and  expenses  not  expressly  assumed by OFI under this  Agreement,  or to be paid by the
General  Distributor  of the  shares of the Fund,  shall be paid by the Fund,  including,  but not  limited  to (i)
interest  and taxes;  (ii)  brokerage  commissions;  (iii)  premiums  for  fidelity  and other  insurance  coverage requisite  to its  operations;  (iv) the fees and  expenses of its  Trustees;  (v) legal and audit  expenses;  (vi)
custodian and transfer  agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii)
expenses  incident  to the  issuance of its shares  against  payment  therefor  by or on behalf of the  subscribers thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the registration under federal securities  laws of shares of the Fund for public sale; (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other expenses  incidental to holding meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise, including litigation  affecting  the Fund and any  obligation  which the Fund may have to indemnify its officers and Trustees with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common control  with OFI,  who may also  serve as  officers,  Trustees  or  employees  of the Fund shall not  receive  any compensation from the Fund for their services.

                                                         6

5.       Compensation of OFI.

         The Fund  agrees  to pay OFI and OFI  agrees to accept as full  compensation  for the  performance  of all functions  and  duties on its part to be  performed  pursuant  to the  provisions  hereof,  a fee  computed  on the aggregate net assets of the Fund as of the close of each business day and payable  monthly at the following  annual rates:

                           0.75% of the first $200 million of aggregate net assets;
                           0.72% of the next $200 million;
                           0.69% of the next $200 million;
                           0.66% of the next $200 million;
                           0.60% of the next $700 million; and
                           0.58% of aggregate net assets over $1.5 billion.

6.    Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name "Oppenheimer" in the name of the Fund for the duration of this  Agreement  and any  extensions  or renewals  thereof.  Such license may, upon  termination  of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take whatever action may be necessary to change its name and  discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in  connection  with any of its activities or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         (a) OFI is  authorized,  in  arranging  the  Fund's  portfolio  transactions,  to employ or deal with such members of securities or  commodities  exchanges,  brokers or dealers,  including  "affiliated"  broker dealers (as that term is defined in the Investment Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment, implement  the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt and reliable execution at the most favorable  security  price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain,  consistent  with  the  provisions  of  subparagraph  "(c)" of this  paragraph  "7,"  the  benefit  of such investment  information  or  research  as  may  be of  significant  assistance  to  the  performance  by OFI of its investment management functions.

         (b) OFI shall  select  broker-dealers  to effect the  Fund's  portfolio  transactions  on the basis of its estimate  of their  ability to obtain  best  execution  of  particular  and  related  portfolio  transactions.  The abilities of a  broker-dealer  to obtain best execution of particular  portfolio  transaction(s)  will be judged by
OFI on the basis of all  relevant  factors  and  considerations  including,  insofar  as  feasible,  the  execution capabilities  required by the  transaction or  transactions;  the ability and willingness of the  broker-dealer  to facilitate the Fund's portfolio  transactions by participating  therein for its own account;  the importance to the
Fund of speed,  efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities  might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c) OFI shall have  discretion,  in the interests of the Fund, to allocate  brokerage on the Fund's portfolio transactions to  broker-dealers  other than affiliated  broker-dealers,  qualified to obtain best execution of such transactions who provide  brokerage  and/or research  services (as such services are defined in Section 23(e)(3) of the Securities  Exchange Act of 1934) for the Fund and/or other accounts for which OFI and its affiliates  exercise
"investment  discretion" (as that term is defined in Section  3(a)(35) of the Securities  Exchange Act of 1934) and
to cause the Fund to pay such  broker-dealers a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission  another  broker-dealer  adequately  qualified to effect such  transaction would have charged for effecting  that  transaction,  if OFI  determines,  in good faith,  that such  commission is reasonable in relation to the value of the  brokerage  and/or  research  services  provided by such  broker-dealer, viewed in terms of either that  particular  transaction or the overall  responsibilities  of OFI and its investment advisory  affiliates  with respect to the accounts as to which they  exercise  investment  discretion.  In reaching such  determination,  OFI will  not be  required  to place or  attempt  to  place a  specific  dollar  value on the brokerage and/or research services  provided or being provided by such  broker-dealer.  In demonstrating  that such determinations  were made in good faith,  OFI shall be prepared to show that all commissions were allocated for the purposes  contemplated  by this  Agreement and that the total  commissions  paid by the Fund over a  representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

          (d) OFI shall have no duty or  obligation  to seek  advance  competitive  bidding for the most  favorable commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its  purported or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current  level of the  charges of eligible  broker-dealers  and to  minimize  the expense  incurred by the Fund for effecting  its  portfolio  transactions  to the extent  consistent  with the  interests and policies of the Fund as established by the determinations of its Board of Trustees and the provisions of this paragraph "7."

          (e) The  Fund  recognizes  that an  affiliated  broker-dealer  (i) may act as one of the  Fund's  regular brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the  Fund;  and  (iii) may  effect  portfolio  transactions  for the Fund  only if the  commissions,  fees or other remuneration  received or to be received by it are determined in accordance  with  procedures  contemplated  by any rule,  regulation or order adopted under the Investment  Company Act for determining the permissible  level of such commissions.

         (f) Subject to the  foregoing  provisions  of this  paragraph  "7",  OFI may also  consider  sales of Fund shares and shares of other  investment  companies  managed by OFI or its affiliates as a factor in the selection of broker-dealers for the Fund's portfolio transactions.

 8.      Duration.

         This  Agreement  will take  effect on the date first set forth  above and will  continue  in effect  until
December  31, 2001,  and  thereafter,  from year to year,  so long as such  continuance  shall be approved at least annually in the manner contemplated by Section 15  of the Investment Company Act.

9.       Termination.

         This Agreement may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'
written  notice  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty upon sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be directed  or  approved  by the vote of a majority of all of the  Trustees of the Fund then in office or by the vote of the holders of a  "majority"  (as defined in the  Investment  Company  Act) of the  outstanding  voting securities of the Fund.

10.      Assignment or Amendment.

         This  Agreement may not be amended  without the  affirmative  vote or written  consent of the holders of a
"majority" of the outstanding voting securities of the Fund, and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.      Disclaimer of Shareholder Liability.

         OFI  understands  that the  obligations  of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the provisions of the  Declaration  of Trust of the Fund  disclaiming  shareholder  liability for acts or obligations of the Fund.

12.      Definitions.

         The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions of the Investment Company Act.

                           OPPENHEIMER ENTERPRISE FUND

                                  By:
                                     --------------------------
                                    Andrew J. Donohue
                                    Secretary

                                  OPPENHEIMERFUNDS, INC.

                                  By:
                                     ---------------------------
                                  Katherine P. Feld
                                  Vice President & Secretary

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